UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On October 5, 2022, Scott Honour resigned from his position as a member of EVO Transportation & Energy Services, Inc.'s (the "Company") Board of Directors (the "Board") and of the Audit Committee of the Board, effective immediately. Mr. Honour effected his resignation from the Board pursuant to the letter attached hereto as Exhibit 17.1. The Company believes that Mr. Honour's resignation was the result of a disagreement with the Company regarding the obligors of that certain Loan Agreement, dated as of December 31, 2014, by and between Titan El Toro, LLC and FirstCNG LLC and Tradition Capital Bank, of which Mr. Honour is a co-guarantor.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Resignation Letter dated October 5, 2022 from Scott M. Honour

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2022	By:	/s/ Patrick Seul
	Its:	Executive Vice President, General Counsel and Secretary